                                                                   EXHIBIT 10.12



                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                  This Amended and Restated Security Agreement (this "Agreement"), dated as of January 31, 2002, is executed by and among NEWPARK RESOURCES, INC., as Borrower, by EXCALIBAR MINERALS INC., MALLARD & MALLARD OF LA., INC., NEWPARK HOLDINGS, INC., SUPREME CONTRACTORS, L.L.C., NEWPARK DRILLING FLUIDS, LLC, NEWPARK ENVIRONMENTAL SERVICES, L.L.C., NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C., NEWPARK TEXAS, L.L.C., EXCALIBAR MINERALS OF LA., L.L.C., SOLOCO, L.L.C., BATSON MILL, L.P., NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P., NEWPARK SHIPHOLDING TEXAS, L.P., NID, L.P., SOLOCO TEXAS, L.P., NES PERMIAN BASIN, L.P., and NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P. (the Borrower and such other entities the "Grantors" and each a "Grantor") and BANK ONE, NA, as Administrative Agent for the benefit of the Administrative Agent, the Lenders and their Affiliates and the LC Issuer pursuant to the Credit Agreement referred to below.

                                    RECITALS:

                  A. Pursuant to that certain Amended and Restated Credit Agreement dated January 31, 2001 as amended (as so amended, the "Original Credit Agreement") by and among Newpark Resources, Inc. as Borrower, the other Grantors as Guarantors, Bank One, NA, as Administrative Agent and LC Issuer, and the Lenders party thereto, the Grantors executed a certain Amended and Restated Security Agreement dated January 31, 2001 (the "Original Security Agreement").

                  B. The Borrower, the other Grantors as Guarantors, and Bank One, N.A. as Administrative Agent and the LC Issuer and the Lenders party thereto are amending and restating the Original Credit Agreement pursuant to that certain Amended and Restated Credit Agreement dated as of January 31, 2002 (as the same may be amended, modified or restated from time to time, the "Credit Agreement").

                  C. The Grantors and the Administrative Agent desire to amend and restate the Original Security Agreement.

                  D. In consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Grantors other than Borrower, and in order to induce the Lenders and the LC Issuer and the Administrative Agent to enter into the Credit Agreement, and one or more of the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Borrower, and because each Grantor other than Borrower has determined that executing this Agreement is in its interest and to its financial benefit, each of the Grantors other than Borrower is willing to grant security for the obligations of the Borrower under the Credit Agreement, any Note, any Rate Management

Transaction between the Borrower and any Lender or Affiliate thereof, and the other Loan Documents.

                  NOW THEREFORE, in consideration of the premises, the Grantors and the Administrative Agent do hereby amend and restate the Original Security Agreement, effective as of the Closing Date, and agree and obligate themselves as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Any capitalized term defined in the Credit Agreement and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement. In addition, the following terms shall have the following meanings when used in this Agreement:


         1.1 AGREEMENT. The term "Agreement" refers to this Amended and Restated Security Agreement as this agreement may be modified, restated, or amended in writing from time to time, and to any exhibits or attachments to this Agreement.

         1.2 BORROWER. The term "Borrower" refers to Newpark Resources, Inc., and its successors and assigns.

         1.3 COLLATERAL. The term "Collateral" refers individually, collectively and interchangeably to the Collateral as more fully described in Section 2.2 of this Agreement.

         1.4 GRANTOR. The term "Grantor" refers individually, collectively and interchangeably to the above named Grantors and their respective successors and assigns.

         1.5 LC ISSUER. The term "LC Issuer" refers to Bank One, NA, as LC Issuer under the Credit Agreement and its successors and assigns.

         1.6 LENDERS. The term "Lenders" refers individually and collectively to the Lenders now or hereafter party to the Credit Agreement, their successors and assigns, and any subsequent holder or holder of any portion of Secured Obligations.

         1.8 OBLIGATIONS. The term "Obligations" means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Administrative Agent or the Lenders or the LC Issuer in connection with the preparation, administration, collection or enforcement thereof), of the Borrower to




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                  the Administrative Agent or any Lender or the LC Issuer or any
                  branch, subsidiary or affiliate thereof, arising under or pursuant to this Agreement, the Credit Agreement, any promissory note or notes now or hereafter issued under the Credit Agreement, and the other Loan Documents, together with all obligations of Grantors other than Borrower under the Guaranty.

         1.9 RATE MANAGEMENT TRANSACTION. The term "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         1.10 RATE MANAGEMENT OBLIGATIONS. The term "Rate Management Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) without duplication of (i), any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         1.11 SECURED OBLIGATIONS. Secured Obligations means the Obligations and Rate Management Obligations entered into with one or more of the Lenders or their Affiliates.

         1.12 SECURED PARTIES. The term "Secured Parties" shall mean the Administrative Agent, the Lenders and their Affiliates, the LC Issuer, and their respective successors and assigns, and any subsequent holder of any portion of the Secured Obligations.

         1.13 UNIFORM COMMERCIAL CODE. The term "Uniform Commercial Code" means the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended and in effect from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of a security interest in the Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of Louisiana, Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purpose of the provisions hereof related to such perfection or effect of perfection or non-perfection.



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

                                    ARTICLE 2

               GRANT OF SECURITY INTEREST; COLLATERAL DESCRIPTION

         2.1 GRANT OF SECURITY INTEREST: In order to secure the prompt and punctual payment and satisfaction of the Secured Obligations, each Grantor does by these presents hereby grant a continuing security interest in favor of the Administrative Agent for the pro rata benefit of the Secured Parties affecting the right, title, and interest of each Grantor in and to the Collateral. The security interest granted in the Collateral in favor of the Administrative Agent for the pro rata benefit of the Secured Parties will continue until such time as all of the Secured Obligations is fully paid and satisfied, no Lender has an obligation to extend Loans to the Borrower, all Rate Management Transactions are terminated and all Rate Management Obligations have been paid, all Facility LCs have terminated or expired and all Reimbursement Obligations have been paid and this Agreement is cancelled or terminated by Administrative Agent under a written cancellation instrument. Administrative Agent agrees to execute any and all instruments necessary to release this security interest upon such termination.

         2.2 COLLATERAL DESCRIPTION:

                  (a) GENERAL EQUIPMENT: Any and all of Grantors' now owned and hereafter acquired machinery, equipment, furniture, furnishings and fixtures, of every type and description, and all accessories, attachments, accessions, substitutions, replacements and additions thereto, whether added now or later, and all proceeds derived or to be derived therefrom, including without limitation, any equipment purchased with proceeds, and all insurance proceeds and refunds of insurance premiums, if any, and any sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement or other process, and any and all present and future accounts, chattel paper, instruments, notes and monies that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of each Grantor to collect or enforce payment thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all present and future general intangibles of each Grantor in any way related or pertaining to the ownership, operation, or use of the foregoing, and all rights of each Grantor with regard thereto.

                  (b) GENERAL INVENTORY: Any and all of Grantors' present and future inventory (including consigned inventory), related equipment, goods, merchandise, and other items of personal property, no matter where located, of every type and description, including without limitation, any and all Grantors' present and future raw materials, components, work-in-process, finished items, packing and shipping materials, containers, items held for sale, items held for release, items for which any Grantor is lessor, goods to be furnished under contract for services, materials used or consumed in Grantors' business, whether held by any Grantor or by others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing, and any and all additions thereto and substitutions and replacements therefor, and all accessories, attachments, and accessions thereto, whether added now or later, and all products and proceeds derived or to be derived therefrom, including without limitation, all insurance proceeds and refunds of insurance premiums, if any, and all sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement or other process, and any and all present and future accounts, contract rights, chattel paper, instruments, documents and notes that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Grantors to collect or enforce payment thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all of Grantors' present and future general intangibles in any way related or pertaining to ownership, operation, use or collection of any of the foregoing, including without limitation, Grantors' books, records, files, computer discs and software, and all rights that any Grantor may have with regard thereto. Inventory includes inventory temporarily out of Grantors' possession or custody and all returns on accounts.

                  (c) GENERAL ACCOUNTS, CHATTEL PAPER AND CONTRACT RIGHTS: Any and all of Grantors' present and future accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents, notes, and all other obligations and indebtedness that may now and in the future be owed to any Grantor from whatever source arising, and all monies and proceeds that are payable thereunder, and all of Grantors' rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all of Grantors' present and future rights, title and interest in and with respect to the goods, services, or other property that may give rise to or that may secure any of the foregoing, and Grantors' insurance rights and with regard thereto, and all present and future general intangibles of any Grantor in any way related or pertaining to the foregoing, including without limitation, Grantors' account ledgers, books, records, files, computer discs and software, and all rights that Grantors may have with regard thereto.

                  (d) GENERAL INTANGIBLES: All chooses in action and causes of action and all other intangible personal property of Grantors of every nature and kind, now owned or hereafter acquired, including without limitation, corporate or other business records, inventions, designs, blueprints, plans, specifications, patent, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, insurance proceeds, including without limitation, and any letter of credit, guaranty, claim, security interest or other security held or granted to any Grantor to secure payment of any indebtedness.

                  (e) INVESTMENTS: All stock, limited liability membership interests, interests in partnerships, joint ventures and other entities, and other equity interests (hereinafter, collectively "Equity Interests") now or hereafter owned by Borrower, directly or indirectly, in or of any other Grantor, together with any additional Equity Interests in or of any other Grantor issued hereafter as dividends, splits, reclassifications, or otherwise, or Equity Interests received as a result of any merger or consolidation of any other Grantor, all cash, liquidation and other dividends now or hereafter declared thereon, all redemption payments and all other monies due or to become due thereunder, all warrants, options, pre-emptive rights, rights of first refusal, and other rights to subscribe to, purchase or receive any shares of common stock or other securities or Equity Interests now or hereafter incident thereto or declared or granted in connection therewith, and all distributions (whether made in cash, instruments, income, or other property) made or to be made in connection therewith or incident thereto, and all proceeds of all or any of the foregoing, in whatever form, and all proceeds of such proceeds.

                  (f) EXCLUSION: Notwithstanding the foregoing, the "Collateral" shall not include the following property: (i) that certain promissory note dated August 29, 1996 in the original principal amount of $8,534,000 executed by Newpark Shipbuilding and Repair Inc. to Newpark Shipholding Texas, L.P., and
(ii) all Series B Convertible Preferred and Series C Redeemable Preferred Stock of Environmental Safeguards, Inc. now or hereafter registered in the name of Borrower.

         2.3 UNIFORM COMMERCIAL CODE. Notwithstanding the foregoing description of each item of Collateral, each Grantor acknowledges and agrees that Secured Parties' security interest in each item of Collateral shall cover such item as such items of Collateral are defined in the Uniform Commercial Code.

         2.4 LOCATION OF COLLATERAL. Secured Parties' security interest will affect the Collateral wherever located.

         2.5 DEPOSIT ACCOUNTS: As additional collateral security for repayment of the Secured Obligations, each Grantor hereby grants Secured Parties a continuing security interest in any and all present or future funds that Grantors may have on deposit with Lenders and in certificates of deposit and other deposit accounts as to which any Grantor is an account holder (with the exception of IRA, pension and other tax-deferred deposits). Upon the occurrence of a Default (as hereinafter defined), Secured Parties may apply any funds that Grantors may have on deposit with any Secured Party and in certificates of deposit and other deposit accounts as to which any Grantor is an account holder against the unpaid balance of the Secured Obligations.

         2.6 PURCHASE MONEY SECURITY INTEREST: To the extent any of the Secured Obligations arising after the execution of this Agreement is used by any Grantor to purchase inventory and/or equipment, it is agreed that the security interest of Administrative Agent for the pro rata benefit of the Secured Parties shall constitute a purchase money security interest in such equipment and/or inventory.

                                    ARTICLE 3

                    GRANTORS' REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES: Except as previously disclosed to Lender in writing, Grantors hereby represent and warrant to the Administrative Agent for the benefit of the Secured Parties that: (A) Grantors are and will continue to be the lawful owner of the Collateral, except for sales of inventory in the ordinary course of business; (B) Grantors have the right to grant a security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties; (C) as of the time this Agreement is executed or at the time a financing statement is filed with regard to the Collateral, there are and will be no liens, encumbrances, or other security interests affecting the Collateral other than those permitted by the Credit Agreement; (D) the security rights and interests granted under this Agreement will at no time become subordinate or junior to any security rights, interest, liens or claims of any person, firm, or corporation; and (E) this Agreement is binding upon Grantors as well as Grantors' successors, representatives and assigns, and is legally enforceable in accordance with its terms. The above representations and warranties and all other representations and warranties contained in this Agreement are and will be continuing in nature and will remain in full force and effect until such time as this Agreement is cancelled in the manner provided above.

         3.2 PROHIBITIONS REGARDING THE COLLATERAL: So long as this Agreement remains in effect, and to the extent applicable, Grantors agree not to, without Administrative Agent's prior written consent: (A) sell, assign, transfer, convey, option, mortgage, or lease the Collateral, except as permitted in the Credit Agreement; (B) permit any lien, encumbrance, or other security interest to be placed on or attach to the Collateral except as permitted in the Credit Agreement; (C) permit any of the Collateral to be attached to real (immovable) property so as to become a "fixture" within the context of the Uniform Commercial Code; (D) do anything or permit anything to be done that may in any way impair the security interest and rights in and to the Collateral created by this Agreement; (E) except as permitted in this Agreement or the Credit Agreement, modify, adjust, compromise, settle, waive or forego any rights that Grantor may have with regard to the Collateral. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Collateral consists of Grantors' inventory, Grantors shall have the right to sell or lease individual items of inventory in the ordinary course of Grantors' business. Upon the occurrence of a Default any and all proceeds accruing from the sale, lease or other disposition of the inventory shall be fully, faithfully and promptly accounted for by Grantors, and shall be received by Grantors in trust for Administrative Agent for the benefit of the Secured Parties separate and apart from Grantors' other funds, and shall be promptly remitted to Administrative Agent to be applied against the Secured Obligations.

         3.3 TYPE AND JURISDICTION OF ORGANIZATION. Each Grantor represents and warrants that it is a corporation, limited partnership, or limited liability company as set forth on Schedule A hereto. Each Grantor represents and warrants that it is a "registered organization" and that its state organization number is set forth on such Schedule A.


         3.4 PRINCIPAL LOCATIONS. Each Grantor represents and warrants that its mailing address and the location of its place of business (if it only has one) or its chief executive office (if it has more than one place of business) are as follows:

                                    3850 North Causeway Boulevard
                                    Suite 1770
                                    Metairie, LA  70002

         3.5 NO OTHER NAMES. Each Grantor represents and warrants that, except as set forth on Schedule 1, it has not conducted business in the United States under any name in the last six (6) years except the name in which it has executed this Agreement, which is the exact name as it appears in the Grantor's organizational documents, as amended, as filed with the Grantor's jurisdiction of organization.



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         3.6 FEDERAL EMPLOYER IDENTIFICATION NUMBER.. Each Grantor represents and warrants that its Federal employer identification number is as set forth in the Exhibit A attached to this Agreement.

                                    ARTICLE 4

                              AFFIRMATIVE COVENANTS

                  So long as this Agreement remains in effect, and to the extent applicable, Grantors agree as follows:

                  (a) To the extent that the Collateral consists of the Grantors' inventory, Grantors shall store and exhibit said inventory for the purpose of sale or lease in the ordinary course of business. Grantors will not, without having first obtained Administrative Agent's prior written consent, use any items of Grantors' inventory for Grantors' own purposes except in the ordinary course of business, or relinquish possession of any such inventory items to third parties, whether for demonstration purposes or otherwise, except in the ordinary course of business.

                  (b) Grantors will not, and will not permit others to, abandon, waste or destroy the Collateral. Grantors will observe and abide by and cause others to observe and abide by all laws, rules regulations and ordinances, as well as all policies of insurance, affecting the Collateral or its use.

                  (c) Grantors will maintain adequate insurance on the Collateral at Grantors' sole expense as required by the Credit Agreement.

                  (d) Grantors will promptly pay when due all taxes, local and special assessments and governmental charges of every type and description that may from time to time be imposed, assessed or levied against the Collateral (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of Grantors). Upon Administrative Agent's request, Grantors will additionally provide Administrative Agent and Lenders with evidence that such taxes, assessments and governmental charges have been paid in full and a timely manner.

                  (e) Grantors will not make or permit to be made any alterations to the Collateral that may unreasonably reduce or impair the Collateral's use or value. The Administrative Agent or its agents may periodically inspect the Collateral at all reasonable times and on reasonable prior notice and obtain appraisals of the Collateral from time to time while this Agreement remains in effect.

                  (f) Grantors will keep proper books and records with regard to Grantors' business activities and the Collateral subject to this Agreement. The Administrative Agent or its agents shall have the right to inspect and copy Grantors' books and records, and to discuss Grantors' affairs and finances with Grantor at reasonable times and on reasonable prior notice.

                  (g) Grantors will keep and maintain, and cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect, ordinary wear and tear excepted. Grantors will further pay when due all claims for work done, or services rendered, or materials furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral except as permitted in the Credit Agreement.

                  (h) Should any Grantor for any reason fail to maintain insurance on the Collateral as required by the Credit Agreement, or fail to pay taxes, assessments and other governmental charges when due, or should any Grantor fail to repair and maintain the Collateral as required under this Agreement, then Administrative Agent on behalf of Secured Parties shall have the right, at Administrative Agent's sole option and without responsibility to do so, to make advances to purchase such insurance on Grantors' behalf (including insurance protecting only the Secured Parties' interests in the Collateral), to pay governmental charges, and to make necessary repairs to Collateral. Further, Administrative Agent may from time to time make additional advances in order to obtain current appraisals of the Collateral. Should any Grantor default under any other loan or extension of credit secured by the Collateral, or should the Collateral become subject to or threatened with seizure and/or sale, then Administrative Agent shall have the additional right, again at Administrative Agent's sole option and discretion and without any responsibility or liability to do so, to cure such defaults or to cause such defaults to be cured, whether by making payments on Grantors' behalf or by taking such other actions as Administrative Agent may deem to be necessary and proper within its sole discretion. All such additional sums that Administrative Agent on behalf of Secured Parties or that any Secured Party may advance on Grantors' behalf, as well as Administrative Agent's or Secured Parties' additional expense as provided under this Agreement, shall be considered a part of the Secured Obligations secured by this Agreement, and shall be treated as an additional advance under the Credit Agreement. Grantors will reimburse Administrative Agent or Secured Parties immediately for all such additional advances, together with interest thereon as provided in the Credit Agreement.

                                    ARTICLE 5

        SPECIAL COVENANTS FOR ACCOUNTS, CHATTEL PAPER AND CONTRACT RIGHTS

                  Grantors further agree and covenant as follows:

                  (a) In addition to the representations and warranties set forth above, Grantors represent and warrant to Administrative Agent for the benefit of the Secured Parties with regard to Grantors' accounts, chattel paper and contract rights on which Lenders have been granted a security interest that:
(A) such accounts, chattel paper and contract rights represent and/or will continue to represent bona fide obligations of the obligor and obligors thereunder, free of any offset, compensation, deduction and counterclaim, except as reflected on the books of Grantors;

and (B) such accounts, chattel paper, contracts and agreements are and will continue to be in full compliance with all applicable state and federal laws and regulations.

                  (b) Grantors shall faithfully perform any and all of its obligations under any contracts or agreements that may give rise to Grantors' accounts, chattel paper and/or contract rights on which Administrative Agent has been granted a security interest. Grantors agree not to do, neglect to do, or permit to be done, anything that might cause a modification or termination of any such contract or agreement or the obligations of any obligor or to other persons thereunder, which may diminish or impair the value of the Collateral or the pro rata security rights and interests of Administrative Agent for the benefit of the Secured Parties therein and hereunder.

                  (c) Upon reasonable request by Administrative Agent, upon the occurrence of a Default or Unmatured Default, Grantors agree to notify individual obligors under Grantors' accounts, chattel paper, contracts and other agreements on which Administrative Agent for the benefit of the Secured Parties has been granted a security interest, advising such obligors of the fact that their obligations have been collaterally assigned and pledged to Administrative Agent for the benefit of the Secured Parties. Should any Grantor fail to provide such notices for any reason upon request by Administrative Agent, Administrative Agent may forward appropriate notices to such obligors, either in Grantor's name or in Administrative Agent's name. Grantors further agree that Administrative Agent or Administrative Agent's representatives may periodically contact individual obligors to verify their respective obligations, to determine whether such obligors have any offsets or counterclaims against Grantors, and with regard to such other matters about which Administrative Agent may inquire.

                  (d) Administrative Agent shall have the right, upon the occurrence of a Default or Unmatured Default, to directly collect and receive all monies, proceeds and/or payments of Grantors' accounts, chattel paper, contracts and agreements subject hereto, as such amounts become due and payable. Upon the occurrence of a Default or Unmatured Default, Administrative Agent shall have the further right to notify individual obligors under such accounts, chattel paper, contracts or agreements to pay such proceeds and payments directly to Administrative Agent at an address to be designated by Administrative Agent, and to do any and all other things as Administrative Agent may deem to be necessary and proper, within its sole discretion. Administrative Agent shall have the additional right, when appropriate and within Administrative Agent's sole discretion, to file suit, either in its own name or in the name of Grantors, to collect any and all such sums that may be due and owing under such accounts, chattel paper, contracts or agreements, and to enforce any guaranties and security therefore. Administrative Agent may also take such other actions, either in Grantors' name or in the name of Administrative Agent, as Administrative Agent may deem appropriate within its reasonable judgment, with regard to collection and payment of the same, including without limitation, making any compromise or settlement, or releasing any parties or collateral security, without affecting the liability of Grantors under this Agreement or under the Secured Obligations secured hereby.




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

                                    ARTICLE 6

                                DEFAULT REMEDIES

        6.1 DEFAULT: Should a Default occur Administrative Agent shall have all the rights of a secured party under the Uniform Commercial Code. In addition and without limitation, Administrative Agent may exercise any one or more of the following rights and remedies:

         ACCELERATE SECURED OBLIGATIONS. Administrative Agent may declare the entire Secured Obligations immediately due and payable, without notice.

         ASSEMBLE COLLATERAL. Administrative Agent may require Grantors to deliver to Administrative Agent all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Administrative Agent may require Grantors to assemble the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent. Administrative Agent also shall have full power to enter, provided it does so without a breach of the peace or a trespass, upon the property of Grantors to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantors agree Administrative Agent may take such other goods, provided that Administrative Agent makes reasonable efforts to return them to Grantors after repossession.

         SELL THE COLLATERAL. Administrative Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantors. Administrative Agent or Lenders may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent will give Grantors reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest thereon until paid at the rate equal to the then highest rate of interest charged on the principal of any of the Secured Obligations plus two percent (2%).

         APPOINT RECEIVER. To the extent permitted by applicable law, Administrative Agent shall have the following rights and remedies regarding the appointment of a receiver: (a) Administrative Agent may have a receiver appointed as a matter or right, (b) the receiver may be an employee of Administrative Agent may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest thereon until paid at the rate equal to the then highest rate of interest charged on the principal of any of the Secured Obligations plus two percent (2%) annum from date of expenditure until repaid.

         COLLECT REVENUES, APPLY ACCOUNTS. Administrative Agent, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Administrative Agent may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receiver the payments, rents, income, and revenues therefrom and hold the same as security for the Secured Obligations or apply it to payment of the Secured Obligations in such order of preference as Administrative Agent may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Administrative Agent may demand, collect, receive for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Administrative Agent may determine, whether or not Secured Obligations or Collateral is then due. For these purposes, Administrative Agent may, on behalf of and in the name of Grantors, receive, open and dispose of mail addressed to Grantors, change any address to which mail and payments are to be sent, and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Administrative Agent may notify account debtors and obligors on any Collateral to make payments directly to Administrative Agent.

         OBTAIN DEFICIENCY. If Administrative Agent choses to sell any or all of the Collateral, Administrative Agent may obtain a judgment against Grantors for any deficiency remaining on the Secured Obligations due to Administrative Agent after application of all amounts received from the exercise of the rights provided in this Agreement. Grantors shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

         OTHER RIGHTS AND REMEDIES. Administrative Agent shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Administrative Agent shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

         SPECIAL LOUISIANA PROVISIONS. For purposes of foreclosure under Louisiana executory process procedures, Grantors confess judgment and acknowledges to be indebted to Secured Parties up to the full amount of the Secured Obligations, in principal, interest, costs, expenses, attorney's fees and other fees and charges, and all other amounts secured by this Agreement. To the extent permitted under applicable Louisiana law, Grantors additionally waive: (A) the benefit of appraisal as provided under Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to the appraisal upon judicial sale; (B) the demand and three days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (C) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (D) for three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (E) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Grantors further agree that any declaration of fact made by authentic act before a Notary Public and two witnesses by a person declaring that such facts are within his or her knowledge shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law. Grantors further agree that Administrative Agent may appoint a keeper of the Collateral in the event of foreclosure.

         6.2 EXPENSES: All expenses relating to the sale or other disposition of the Collateral, including, without limitation, Administrative Agent's and Secured Parties' reasonable attorney's fees and expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Secured Obligations secured by this Agreement and shall be payable on demand, with interest thereon until paid at the rate equal to the then highest rate of interest charged on the principal of any of the Secured Obligations plus two percent (2%) from the date of expenditure until Administrative Agent or Secured Parties are repaid in full.

         6.3 NO RESTRICTION OF REMEDIES: Grantors agree that all of the remedies provided herein are and shall be cumulative in nature and nothing under this Agreement shall limit or restrict the remedies available to Administrative Agent following any event of default.

         6.4 APPLICATION OF PROCEEDS: All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Secured Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Secured Obligations;

                  (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                  (c) THIRD, to payment of the principal of the Secured Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Secured Parties, pro rata among the Secured Parties in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

                  (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them.

        6.5 PROTECTION OF SECURITY INTEREST: Grantors agrees to be fully responsible for any losses that Administrative Agent or Secured Parties may suffer as a result of anyone other than Administrative Agent or Secured Parties asserting any rights or interest in the

Collateral. Grantors further agree to appear in and defend all actions and proceedings purporting to affect Secured Parties' security rights and interest. Should Grantors fail to do what is required of it under this agreement, or if any action or proceeding is commenced naming Administrative Agent or Secured Parties as a party, or affecting Secured Parties' security interest, or the rights and powers granted under this Agreement, then Administrative Agent or Secured Parties may, without releasing Grantors from any of its obligations, do whatever Administrative Agent or Secured Parties believes is necessary and proper within their reasonable discretion, including advancing additional sums on Grantors' behalf as provided herein, to protect Secured Parties' security rights and interests.

        6.6 INDEMNIFICATION OF ADMINISTRATIVE AGENT AND SECURED PARTIES:
Grantors further agree to indemnify, to defend and to hold Administrative Agent and Secured Parties harmless from any and all claims, suits, obligations, damages, loss, costs, and expenses (including the fees of Administrative Agent's or Secured Parties' attorney), demand, liability, penalties, fines and forfeitures of any nature and kind whatsoever, that may be asserted against or incurred by Administrative Agent or any Secured Party, arising out of or in any way occasioned by this Agreement or the rights and remedies granted to or in favor of Administrative Agent or Secured Parties hereunder, except to the extent such claims, suits, obligations, damages, loss, costs, and expenses (including the fees of Administrative Agent's or Secured Parties' attorney), demand, liability, penalties, fines and forfeitures of any nature and kind whatsoever arise out of or are in any way occasioned by the intentional misconduct or gross negligence of Administrative Agent or Secured Parties.

                                    ARTICLE 7

                                 DELAYED RIGHTS

                  If Grantors should ever make a payment on, or if any of Grantors' Collateral or other property is ever used to pay a loan or other obligation to any Secured Party of a company as to which any Grantor is or may at any time be an "insider" within the context of Section 101(3) of the Bankruptcy Code (11 U.S.C. Section 101(30)), Grantors agree that any rights that it may have to collect from or be reimbursed by such a company or by any other guarantor or surety, whether as a result of subrogation to Administrative Agent's or Secured Parties' rights or otherwise, will be delayed until the thirteen month anniversary date following full and final payment to Secured Parties.

                                    ARTICLE 8

                                REVISED ARTICLE 9

                  Each Grantor hereby confirms that by signing this Agreement, that Grantor has authenticated this Agreement, within the meaning of revised Chapter 9 of the Louisiana Commercial Laws and Revised Article 9 of the Uniform Commercial Code as now or hereafter in effect in any jurisdiction ("Revised
Article 9"). This Agreement shall constitute full authorization in favor of Administrative Agent to file appropriate financing statements, initial or

"in lieu" financing statements, continuation statements, and statements of amendment, with or without any Grantor's signature, as may be necessary or advisable to perfect and maintain the perfection and priority of the security interest granted to Administrative Agent in this Agreement, including any such filings containing such information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether any Grantor is an organization, the type of organization and any organization number issued to the Grantor. Each Grantor shall furnish such information to Administrative Agent upon Administrative Agent's request. Any such financing statements, continuation statements or amendments may be signed by Administrative Agent on Grantors' behalf. Any such filings by an Administrative Agent may be by delivery of originals or photocopies, by electronic communication, or such other authorized form of communication as may be permitted under then applicable law.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

                  In entering into this Agreement, Grantors are, to the extent applicable, waiving any exemption from seizure with regard to the Collateral to which Grantors may be entitled under applicable law.

        9.1 Each Grantor agrees to notify Administrative Agent in writing in advance should Grantors ever change its name, legal status, or change or obtain a new Federal employer identification number or entity organizational number. Grantors further agree to notify Administrative Agent in writing in advance of any change in Grantors' mailing address or the location of Grantors' principal office.

        9.2 Grantors agree that any failure or delay on the part of Administrative Agent or Secured Parties to exercise any of the rights and remedies granted under this Agreement shall not constitute a waiver of such rights or remedies. Any waiver or forbearance on the part of the Administrative Agent or Secured Parties shall be effective against Grantors only if agreed to in writing.


        9.3 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OR PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF LOUISIANA. If any provision of this Agreement is deemed to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity and enforceability of the remaining provisions of this Agreement. The caption headings of this Agreement are for convenient reference only and are not to be construed as a summary of each provision of this Agreement.


         9.4 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF LOUISIANA. EACH OF THE GRANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF LOUISIANA AND OF ANY LOUISIANA STATE COURT SITTING IN NEW ORLEANS, LOUISIANA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GRANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GRANTORS, AND THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.5 Grantors agree that Administrative Agent may file a carbon, photographic, facsimile or other type of copy of this Agreement, or of a UCC financing statement, in lieu of filing an original containing the signature of Grantors or of Grantors' duly authorized representative. Grantors further agree to reimburse Administrative Agent for the costs of filing, amending, continuing, terminating and releasing Grantors' UCC financing statement(s), to the extent applicable, which costs shall be considered an additional Secured Obligations secured under this Agreement.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

                  Bank One, NA has been appointed Administrative Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

                  [Remainder of page intentionally left blank]

         This Agreement is executed by each Grantor and the Administrative Agent as of the date written above.

                                GRANTORS:
                                NEWPARK RESOURCES, INC.

                                By:
                                    --------------------------------------------
                                Name:      John R. Dardenne, Sr.
                                Title:     Treasurer


                                EXCALIBAR MINERALS INC.,
                                MALLARD & MALLARD OF LA., INC.,
                                NEWPARK HOLDINGS, INC.,
                                SUPREME CONTRACTORS, L.L.C.,
                                NEWPARK DRILLING FLUIDS, LLC,
                                NEWPARK ENVIRONMENTAL SERVICES, L.L.C.,
                                NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY,
                                L.L.C., NEWPARK TEXAS, L.L.C.,
                                EXCALIBAR MINERALS OF LA., L.L.C., and
                                SOLOCO, L.L.C.


                                By:
                                    --------------------------------------------
                                Name:      John R. Dardenne, Sr.
                                Title:     Treasurer


                                BATSON MILL, L.P.,
                                NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P., NEWPARK SHIPHOLDING TEXAS, L.P.,
                                NID, L.P.,
                                SOLOCO TEXAS, L.P.,
                                NES PERMIAN BASIN, L.P. and
                                NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
                                By:    Newpark Holdings, Inc., the general
                                          partner of each


                                By:
                                    --------------------------------------------
                                Name:      John R. Dardenne, Sr.
                                Title:     Treasurer

                                ADMINISTRATIVE AGENT:
                                BANK ONE, NA
                                (MAIN OFFICE, CHICAGO, ILLINOIS)


                                By:
                                    --------------------------------------------
                                Name:      J. Charles Freel
                                Title:     Director, Capital Markets

                                   EXHIBIT "A"





                                                                            Organizational No.          Tax ID No.
                                                                            ------------------          ----------
NEWPARK RESOURCES, INC., a Delaware corporation                                        2162755          72-1123385
EXCALIBAR MINERALS INC., a Texas corporation                                         118846100          93-1055876
MALLARD & MALLARD OF LA., INC., a Louisiana corporation                              32703240D          74-2062791
NEWPARK HOLDINGS, INC., a Louisiana corporation                                      34482682D          72-1286594

SUPREME CONTRACTORS, L.L.C., a Louisiana limited liability company                   34725784K          72-1089713
NEWPARK DRILLING FLUIDS, LLC, a Texas limited liability company                      706080122          76-0294800
NEWPARK ENVIRONMENTAL SERVICES, L.L.C., a Louisiana limited liability                34871205K          72-1335837
     company
NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C., a Louisiana limited                34513965K          72-0770718
     liability company
NEWPARK TEXAS, L.L.C., a Louisiana limited liability company                         34481667K          72-1286789
EXCALIBAR MINERALS OF LA., L.L.C., a Louisiana limited liability company             34555250K          72-1363543
SOLOCO, L.L.C., a Louisiana limited liability company                                34481693K          72-1286785

BATSON MILL, L.P., a Texas limited partnership                                         7869710          72-1284721
NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P., a Texas limited partnership             8598110          72-1312748
NEWPARK SHIPHOLDING TEXAS, L.P., a Texas limited partnership                           7858610          72-1286763
NID, L.P., a Texas limited partnership                                                 9570010          72-1347084
SOLOCO TEXAS, L.P., a Texas limited partnership                                        7858510          72-1284720
NES PERMIAN BASIN, L.P., a Texas limited partnership                                  10163210          72-1397586
NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P., a Mississippi limited                 642172          72-1373214
     partnership

                                   SCHEDULE 1


Advanced Chemical Technologies, Inc.
Anchor Drilling Fluids USA, Inc.
Batson Mill, Inc.
BFC Oil Company
Bulkfleet Marine, Inc.
Cajun Oilfield Services, Inc.
Chem-Drill, Inc.
Chessher Construction, Inc.
FMI Wholesale Drilling Fluids, USA, L.P.
F&S Marine Services, Inc.
Fiber Products, Inc.
Iberia Barite, L.L.C.
J. Pouyer Interest, Inc.
Legend Construction, Inc.
Mallard & Mallard, Inc.
Mid-Continent Completion Fluids, Inc.
Newpark Drilling Fluids, Inc.
Newpark Environmental Services, Inc.
Newpark Environmental Services, LLC
Newpark Environmental Water Services, Inc.
Newpark Mill, Inc.
Newpark Texas Drilling Fluids, Inc.
Newpark Wellhead Services, Inc. (LA)
NOW Disposal Operating Co.
Oak Valley Ltd. Partnership
Permian Brine Sales, Inc.
Perry Trucking, Inc.
Quality Sites for Oil Industries, Inc.
Red Hill Disposal, Inc.
Sampey Bilbo Meschi Drilling Fluids Management, Inc.
Shamrock Drilling Fluids, Inc.
Smithey, Inc.
SOLOCO, INC.
Southwestern Universal Corp.
Supreme Contractors, Inc.
Supreme Contractors International, Inc.
OGS Laboratory, Inc.
Darcom International, LP
Sonnex, Inc.
Consolidated Mayflower Mines, Inc.
Bockmon Construction Company of LA, Inc.
George R Brown Services, Inc.
Gulf South Environmental Consultants, Inc.

Hydra Fluids, Inc.
Houston Prime Pipe & Supply, Inc.
NOW Disposal Holding Co.
O'Brien - Goins - Simpson & Associates, Inc.
Qualitex, Inc.
SBM Acquisition Corporation
Newpark Support Services
Newpark Transportation
Chesser Construction Company, Inc.
Florida Mat Rentals, Inc.
Bockmon Construction Company, Inc.
Chemical Technologies, Inc.
JPI Acquisition Corp.
NDF Mexico, Inc.
Newpark Performance Services, Inc.